THE COMMERCE GROUP, INC.
211 MAIN STREET ~ WEBSTER ~ MASSACHUSETTS 01570





                                                       April 9, 1998


To Our Stockholders:

	I am pleased to invite you to attend the 1998 Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 15, 1998, in the Company's Underwriting Building, 11 Gore Road (Route 16), Webster, Massachusetts.

	The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Annual Meeting.

	If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

	Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented.
If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person.



                                        Cordially,



                                        ARTHUR J. REMILLARD, JR.
                                        President and
                                        Chief Executive Officer

The Commerce Group, Inc.
211 Main Street
Webster, MA 01570
(508) 943-9000








NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 1998



April 9, 1998

To Our Stockholders:

	You are cordially invited to attend the 1998 Annual Meeting of Stockholders of The Commerce Group, Inc. (the "Company") at the Company's Underwriting Building located at 11 Gore Road (Route 16), Webster, Massachusetts at 9:00 a.m. on Friday, May 15, 1998. The meeting is called for the purpose of considering and acting upon:

     1.  The election of directors.

     2. The transaction of such other business as may properly come before the meet-
         ing or any adjournment or adjournments thereof.

	The close of business on March 27, 1998 was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

	We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.


                                  By Order of the Board of Directors






                                  JOHN W. SPILLANE
                                  Clerk

Table of Contents

						     Page
GENERAL INFORMATION..............................................  1

VOTE REQUIRED....................................................  1

COST OF SOLICITATION.............................................  2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.................................................  2

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
  EXCHANGE ACT OF 1934...........................................  4

GOVERNANCE OF THE COMPANY........................................  4

ELECTION OF DIRECTORS............................................  5

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS....................  8

	Summary Compensation
Table..................................  8
	SAR Grants in Last Fiscal
Year..............................  9
	Aggregated Fiscal Year-End SAR
Values....................... 10
	Long-Term Incentive Plan - Book
Value Awards................ 11

COMPENSATION COMMITTEE REPORT.................................... 12

COMMON STOCK PERFORMANCE......................................... 14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................... 15

INDEPENDENT AUDITORS............................................. 15

OTHER BUSINESS................................................... 15

STOCKHOLDER PROPOSALS............................................ 15

THE COMMERCE GROUP, INC.
						  211 Main Street
						 Webster, MA 01570
(508) 943-9000


PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 1998


GENERAL INFORMATION

	This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of The Commerce Group, Inc. (the "Company"). The Proxies will be used at the Annual Meeting of the Stockholders of the Company on Friday, May 15, 1998 at 9:00 o'clock a.m. at the Company's Underwriting Building located at 11 Gore Road (Route 16) in Webster, Massachusetts and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company's Annual Report to Stockholders, containing the financial statements for the year ended December 31, 1997 and the report of Ernst & Young LLP thereon, is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on March 27, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Company mailed this Proxy Statement and related form of Proxy on or about April 9, 1998.

VOTE REQUIRED

	A Proxy is enclosed. Unless contrary instructions are indicated on the Proxy, or the Proxy is revoked, all shares represented by Proxy received will be voted FOR the election of the nominees for directors named on pages 5 and 6 and by the Proxy holders in their discretion on any other business proper to come before the Annual Meeting. If a stockholder specifies a different choice by means of the Proxy, the shares will be voted as specified. A stockholder may revoke a Proxy at any time prior to the time it is voted by filing with the Clerk of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed Proxy bearing a later date. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the Proxy, unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

	So long as a quorum is present at the Annual Meeting, the Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Broker non-votes and shares represented by any Proxy as to which the vote for each director nominee has been withheld will be treated as shares present or represented at the Annual Meeting for quorum purposes. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.)

	Only the holders of record of shares of Common Stock at the close of business on March 27, 1998 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on March 27, 1998, the Company had 36,042,652 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.

COST OF SOLICITATION

	The cost of soliciting Proxies for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone or telegram. The Company will use the services of Corporate Investor Communications, Inc. to aid in the solicitation of Proxies at a fee of $3,500 plus expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth certain information as of March 1, 1998 with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and,
(d) all of the Company's directors and executive officers as a group.
The information in the tables and in the related notes has been furnished by or on behalf of the indicated owners.

        Name and address                  Amount of shares
Percentage
      of beneficial owner               beneficially owned(1)   of
shares
(a)	Security ownership of
	certain beneficial owners:

	 The Commerce Group, Inc.		   3,310,673		 9.2%
	 Employee Stock Ownership Plan
	 211 Main Street
	 Webster, MA 01570

(b)	Security ownership of directors and
	nominees:

	 Herman F. Becker				     503,000		 1.4%
	 Joseph A. Borski, Jr.			      66,752		  *
	 Eric G. Butler				     177,424		  *
	 Henry J. Camosse				     249,306		  *
	 Gerald Fels				     573,324  (2)		 1.6%
	 David R. Grenon				     343,252		 1.0%
	 Robert W. Harris				     114,897  (3)		  *
	 Robert S. Howland			      84,474  (4)		  *
	 John J. Kunkel				   1,181,736		 3.3%
	 Raymond J. Lauring			     866,697		 2.4%
	 Roger E. Lavoie				     417,230  (5)		 1.2%
	 Normand R. Marois			     253,730		  *
	 Suryakant M. Patel			     598,532		 1.7%
	 Arthur J. Remillard, Jr.		   1,004,644  (6)		 2.8%
	 Arthur J. Remillard, III		     874,134  (7)		 2.4%
	 Regan P. Remillard			     523,797  (8)		 1.5%
	 Antranig Sahagian			     553,586		 1.5%
	 Gurbachan Singh				     563,492		 1.6%
	 John W. Spillane				     765,475  (9)		 2.1%

        Name and address                  Amount of shares
Percentage
      of beneficial owner               beneficially owned(1)   of
shares
(c)	Security ownership of named
	executive officers:

	 Arthur J. Remillard, Jr.		   1,004,644  (6)		 2.8%
	 Gerald Fels				     573,324  (2)		 1.6%
	 Arthur J. Remillard, III		     874,134  (7)		 2.4%
	 David H. Cochrane			       9,825  (10)	  *
	 Joyce B. Virostek			     163,146  (11)	  *

(d)	All executive officers and		   9,954,686  (12)	27.6%
	directors as a group
	(23 persons)

  *   Less than 1%.

  (1) The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. As to the shares held by the Company's Employee
Stock Ownership Plan ("ESOP") and allocated to participants' accounts, the beneficial owner has no investment power and shared voting power in that, if he does not exercise his power to vote his ESOP shares, the ESOP trustees will vote said shares at the direction of the committee administering the ESOP
(the "ESOP
Committee"). All Company Stock allocated to participants' accounts can only be voted by said participants. All other stock not yet allocated to participants will be voted by the ESOP Committee. One of the provisions of the ESOP allows participants, who are 100% vested, to diversify up to 75% of the sum of the stock in their account, plus all prior year diversification withdrawals, directly into an IRA or other retirement account eligible to accept direct rollovers.
Of the persons
named in the table, only Joseph A. Borski, Jr. and Gerald Fels are members of the
ESOP Committee. The indicated shares not held by the ESOP also include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included.
  (2) Includes 85,612 shares held by the ESOP.
  (3) Includes 56,849 shares held by a trust of which Mr. Harris is the trustee and 39,228 shares held by a trust of which Mr. Harris' wife is the trustee.
  (4) Includes 68,474 shares held by a trust of which Mr. Howland is a co-trustee with his son and 16,000 shares held by a limited partnership of which Mr. Howland is a general partner.
  (5) Includes 293,538 shares held by a trust of which Mr. Lavoie is the trustee.
  (6) Includes 43 shares held by ESOP.
  (7) Includes 120,644 shares held by the ESOP, 93,887 shares held by a trust of which Mr.
Remillard, III is the trustee and 21,772 shares held by two trusts of which Mr.
Remillard, III is a co-trustee. Mr. Remillard, III disclaims any beneficial interest in such trusts or such shares.
  (8) Includes 4,249 shares held by the ESOP.
  (9) Includes 1,212 shares held by trusts for the benefit of Mr. Spillane's children and
5,000 shares held by his son who is trustee of a trust.  Mr.
Spillane disclaims any
beneficial interest in such trusts or such shares.
 (10) Includes 9,825 shares held by the ESOP.
 (11) Includes 44,288 shares held by the ESOP.
 (12) Includes 318,745 shares held by the ESOP.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

	To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except one report was filed late by Herman Becker, a director of the Company.

GOVERNANCE OF THE COMPANY

	Proxies are solicited for the 1998 Annual Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

	The Company's directors are elected annually by the stockholders and hold office for a term of one year or until their successors, if any, are elected and duly qualified.

	The Board of Directors (the "Board") held four meetings during 1997, and the attendance of directors as a group was 97.4%. The Board has a standing Audit Committee which held four meetings during 1997, a standing ESOP Committee which held twelve meetings during 1997, a standing Compensation Committee which held one meeting in 1997 and a standing Nominating Committee which held one meeting during 1997. The Audit Committee reviews the adequacy of the Company's system of internal controls, including the activities of the Internal Audit Department.
The Audit Committee also reviews the activities of, and meets periodically with, the Company's independent auditors, Ernst & Young LLP. The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors and administers the Management Incentive Plan. The ESOP Committee administers the ESOP. The Nominating Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. The Nominating Committee considers stockholder proposals for directors which should be sent to the attention of the Assistant to the President at the Company's principal office. All of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee Meetings.

	Directors, including those who are employees of the Company, receive $1,500 for each meeting of the Board of Directors of the Company attended. Directors, who are not employees of the Company, are paid $500 for each committee meeting of the Board of Directors of the Company attended. Directors, who are not employees of the Company and serve as a director of Commerce Holdings, Inc. ("CHI"), a subsidiary of the Company, or CHI's subsidiaries, The Commerce Insurance Company ("Commerce") and Citation Insurance Company ("Citation"), are paid $1,500 for each meeting of the Board of Directors of CHI and its subsidiaries, which he attends. Directors, who are non-employee members of the ESOP Committee, receive $25,000 annually in lieu of per-meeting fees. Certain directors also serve as directors of Bay Finance Company, Inc. and Clark-Prout Insurance Agency, Inc. All directors of the Company, including those who are employees of the Company, receive an annual stipend of $20,000. In addition, all directors of CHI, who are not directors of the Company, receive an annual stipend of $20,000.

	Directors also receive an annual Book Value Award ("BVA"), which entitles the recipient to receive a cash payment for each BVA based upon the increase in the book value of a share of Common Stock in excess of a specified minimum target. In 1997, each director received a number of BVAs approximately equal to 12 % of the compensation paid to him as a director of the Company during 1996. Each 1997 BVA entitles the director to receive a cash payment equal to the book value of a share of Common Stock on December 31, 1999, less the base price of such BVA. The base price for the 1997 BVAs ($21.08) is the book value of a share of Common Stock on December 31, 1996 ($16.28) increased at the rate of 9% per annum compounded annually through December 31, 1999. The December 31, 1999 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the director would have been entitled to receive had he owned, from the date of the BVA grant until the expiration date, that number of shares of Common Stock equal to the number of BVAs under such award. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks. It is a condition to the receipt of any payment that may be due under a 1997 BVA to a director, that the recipient has been a director of the Company continuously through April 30, 2000, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Committee Report" for a description of BVAs granted to the Company's executive officers.

ELECTION OF DIRECTORS

	It is the intention of the persons named as Proxies in the accompanying form of Proxy (unless otherwise specified by the stockholder granting the proxy) to vote such Proxies (a) to fix the number of directors for the ensuing year at 19, and (b) to elect the persons named in the following table, all of whom are now members of the Board of Directors, to serve until the next scheduled annual meeting and until their successors are chosen and qualified. In the event, however, that any of the nominees for membership on the Board of Directors becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of said persons will be unwilling or unable to serve if elected.

Director
          Name                       Position with the Company   Age
since
 Arthur J. Remillard, Jr.            President, Chief Executive  67
1972
                                     Officer, Director, Chairman
                                     of the Board

 Gerald Fels (2),(3)                 Executive Vice President,   55
1976
                                     Chief Financial Officer,
                                     Director

 Arthur J. Remillard, III (3)        Senior Vice President -     42
1983
                                     Policyholder Benefits,
                                     Assistant Clerk, Director

 John W. Spillane (3)                Clerk, Director             65
1972

 Regan P. Remillard                  Senior Vice President -
						 General Counsel, Director   34
1993

 Herman F. Becker (3)                Director                    69
1972

 Joseph A. Borski, Jr. (1),(2),(4)   Director                    64
1972

 Eric G. Butler                      Director                    70
1988

 Henry J. Camosse                    Director                    67
1972

5


Director
          Name                       Position with the Company   Age
since
 David R. Grenon (4)                 Director                    58
1972

 Robert W. Harris                    Director                    66
1975

 Robert S. Howland                   Director                    78
1972

 John J. Kunkel                      Director                    86
1972

 Raymond J. Lauring                  Director                    72
1972

 Roger E. Lavoie                     Director                    72
1972

 Normand R. Marois (1)               Director                    62
1972

 Suryakant M. Patel (3),(4)          Director                    57
1983

 Antranig Sahagian                   Director                    73
1972

 Gurbachan Singh                     Director                    59
1991

(1)  Member of the Compensation Committee.
(2)  Member of the ESOP Committee.
(3)  Member of the Nominating Committee.
(4)  Member of the Audit Committee.

	Arthur J. Remillard, Jr. has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1972 and has been in the insurance business for more than 30 years. Mr. Remillard, Jr. is also a member of the Governing Committee, Chairman of the Actuarial Committee, Vice Chairman of the Governing Committee Review Panel, and is a member of the Budget and Personnel Committees of the Commonwealth Automobile Reinsurers ("C.A.R.").

	Gerald Fels, a certified public accountant, was elected Executive Vice President of the Company in November, 1989. From 1981 to November, 1989, Mr. Fels had been Senior Vice President of the Company. Mr. Fels was the Treasurer of the Company from 1975 to 1995. Mr. Fels has also been Chief Financial Officer since 1975. Mr. Fels also serves on the C.A.R. Audit Committee.

	Arthur J. Remillard, III was elected Senior Vice President-Policyholder Benefits in 1988 and has been Assistant Clerk of the Company since 1982. From 1981 to 1988, Mr. Remillard, III had been Vice President-Mortgage Operations. In addition, Mr. Remillard, III has also served on the Board of Governors of the Insurance Fraud Bureau of the Automobile Insurers Bureau of Massachusetts ("A.I.B.")since 1991, the C.A.R. Claims Advisory Committee since 1990 and the A.I.B. Claims Committee since 1991.

	John W. Spillane has been counsel to and Clerk of the Company since its incorporation and a practicing attorney since 1957. He is also a director of Rovac Corporation, a seller of air conditioning equipment.

	Regan P. Remillard was elected President of Western Pioneer Insurance Company in 1996. Mr. Remillard was elected Senior Vice President - General Counsel of the Company in 1995. From 1994 to 1995, Mr. Remillard was a practicing attorney at Hutchins, Wheeler & Dittmar, a Massachusetts law firm specializing in corporate law and litigation. From 1989 to 1993, Mr. Remillard was Government Affairs Monitor of the Company. Mr. Remillard is a member of the Massachusetts Bar.

	Herman F. Becker has been the owner of Sterling Realty, a real estate agency, since 1962, as well as owner of ABCO Development Co. In addition, since 1971, Mr. Becker has been the principal stockholder, President and Treasurer of Huguenot Development Corp., a real estate development corporation.
6
<page



	Joseph A. Borski, Jr. has been a self-employed certified public accountant since 1960.

	Eric G. Butler had been Vice President-Claims and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1992.

	Henry J. Camosse was the President of Henry Camosse & Sons Co., Inc., a building and masonry supplies company from 1964 until his retirement in 1992.

	David R. Grenon is Chairman Emeritus and Assistant Clerk of The Protector Group Insurance Agency, Inc., a property and casualty insurance agency headquartered in Worcester, Massachusetts. Mr. Grenon previously was the President of several property and casualty insurance agencies located in Massachusetts, including The Protector Group Insurance Agency, Inc., of which he was President and Chief Executive Officer from 1981 to 1994. Mr. Grenon also is a director of CFX Corporation and Safety Fund National Bank, a subsidiary of CFX Corporation.

	Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

	Robert S. Howland has been retired since 1985. Prior to retirement, Mr. Howland was the Clerk of H.C. Bartlett Insurance Agency, Inc.

	John J. Kunkel is President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company. He is also a licensed real estate broker and licensed auto damage appraiser.

	Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction
Company.

	Roger E. Lavoie is retired. Prior to retirement, Mr. Lavoie was the President and Treasurer of Lavoie Toyota-Dodge, Inc. since 1980.

	Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm, since 1984.

	Suryakant M. Patel has been a physician specializing in internal medicine since 1966.

	Antranig Sahagian has been retired since before 1982. Prior to retirement, Mr. Sahagian was the owner of A. Sahagian Service Center.

	Gurbachan Singh has been a physician engaged in the practice of general surgery for more than 25 years.

	The only family relationships among any of the executive officers or directors of the Company is that Arthur J. Remillard, III and Regan
P. Remillard are the sons of Arthur J. Remillard, Jr.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

	The following table contains a summary of the annual, long-term and other compensation for each of the fiscal years ended December 31, 1997, 1996 and 1995, of those persons who were, at December 31, 1997, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

Summary Compensation Table

                                                   Long-term
compensation
                                                     Awards    Payments
                                         Annual    Securities
     Name and                         compensation Underlying   LTIP
All other
 Principal position              Year   Salary        SARs
Payouts(1) Compensation(2)
 Arthur J. Remillard, Jr. 	   1997  $550,460     160,835
$1,372,869    $50,820
  President, Chief Executive     1996   523,680     165,107
791,267     57,320
  Officer and Chairman of	   1995   494,000     211,397
800,548     52,320
  the Board

 Gerald Fels			   1997   275,505      80,418
686,526     44,016
  Executive Vice President and   1996   261,865      82,553
354,726     50,516
  Chief Financial Officer        1995   247,000     105,699
354,057     45,516

 Arthur J. Remillard, III	   1997   148,185      25,905
252,845     42,483
  Senior Vice President-         1996   140,605      26,591
185,335     48,955
  Policyholder Benefits and      1995   132,625      34,164
183,356     43,921
  Assistant Clerk

 David H. Cochrane               1997   144,825      25,319
227,339     16,471
  Senior Vice President-         1996   137,425      25,749
175,903     22,941
  Underwriting                   1995   128,425      33,088
175,115     22,905

 Joyce B. Virostek               1997   133,785      15,590
156,392     17,885
  Senior Vice President-         1996   126,925      16,003
168,681     23,632
  Management Information         1995   119,725      20,559
168,871     23,545
  Services

______________________

(1)	Represents payments on Book Value Awards tied to increases in the book value of a share of the Company's Common Stock and payments on Stock Appreciation Rights tied to increases in the market value of a share of the Company's Common Stock. Payments made in 1997 on Book Value Awards were tied to increases in book value which matured in 1997. Payments made in 1997 on Stock Appreciation
Rights were tied to increases in market value for the three months ended March 31, 1997. There were no payments of Stock
Appreciation Rights prior to 1997.

(2)	The 1997 amounts under "All Other Compensation" consist of
directors fees of $26,000 each to Arthur J. Remillard, Jr., Gerald Fels and Arthur J. Remillard, III; the cost of group-term life insurance (based on the Internal Revenue Service Uniform Cost Table) provided by the Company in excess of $50,000 to Arthur J. Remillard, Jr. of $8,820, to Gerald Fels of $2,016, to Arthur J. Remillard, III of $483, to David H. Cochrane of $471 and to Joyce
B. Virostek of $1,885; and, contributions of $16,000 made or accrued by the Company to the ESOP for each of the named executive officers. The amount of the Company's contribution to the ESOP is determined annually by the Company's Board of Directors. Benefits under the ESOP become partially vested when a participant has completed three years of service.

	The following table contains information concerning certain stock appreciation rights ("SARs") granted to the Chief Executive Officer and the other named executive officers during fiscal 1997:

SAR Grants in Last Fiscal Year (1)

			      Individual Grants
			   Number of	 % of Total
Potential Realizable Value at
			   Securities	SARs Granted
	    Assumed Annual Rates of
			   Underlying	to Employees
	    Stock Price Appreciation
			     SARs	 in Fiscal      Base         Maturity
for Terms of SAR
    Name		   Granted (2)	    Year      Price (3)        Date
	     5%(4)	     10%(4)
Arthur J. Remillard, Jr.   160,835       32.6%       $28.99     April
30, 2000	      $0	    $698,024

Gerald Fels                 80,418       16.3%        28.99     April
30, 2000	       0	     349,014

Arthur J. Remillard, III    25,905        5.2%        28.99     April
30, 2000	       0	     112,428

David H. Cochrane           25,319        5.1%        28.99     April
30, 2000	       0	     109,884

Joyce B. Virostek           15,590        3.2%        28.99     April
30, 2000	       0	      67,661


(1)	See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of tandem SAR and BVA grants under the Company's
Management Incentive Plan approved by the stockholders in 1994
("Management Incentive Plan").

(2)	During 1997, the Company granted SARs under the Management
Incentive Plan. The SARs entitle the recipient to receive by April 30, 2000 a cash payment for each SAR equal to the average of the high and low price for a share of Common Stock for the three months ending March 31, 2000 ("average market price"), less the base price of each SAR on the date of grant. The average market price of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he or she owned shares of Common Stock equal to the number of SARs held by him or her from the date of grant until the date of maturity. It is a condition to the receipt of any payment that may be due under the SARs that the participant has been in the continuous employ of the Company through April 30, 2000, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company. Payments under the SARs are accelerated in the event of the sale of the Company.

(3)	The base price ($28.99) is the average of the high and low price for a share of Common Stock for the three months ended March 31, 1997 ($25.04) increased at the rate of 5% per annum compounded annually for three years.

(4)	The dollar amounts set forth under these columns are the result of calculations made at assumed 5% and 10% appreciation rates and are not intended to indicate actual or projected future price appreciation, if any, of the Company's Common Stock. Payment of dividends is not assumed in these figures.

	The following table shows information for the Chief Executive Officer and the other named executive officers concerning the number of SARs redeemed and the value realized upon redemption during the year ended December 31, 1997 and the aggregate number and value of SARs held as of December 31, 1997. No stock options were outstanding or exercised during 1997 and the Company has not granted stock options in the past.

Aggregated SAR Exercises in Last Fiscal Year and SAR Values at December 31, 1997 (1)

                                                       Number of
Securities          Value of Unexercised In-
                        Number of     Value of SARs   Underlying
Unexercised            the-Money SARs at
                      SARs Redeemed    Realized     SARs at December 31,
1997(2)(3)   December 31, 1997(4)(5)
        NAME              in 1997       in 1997       Exercisable
Unexercisable    Exercisable   Unexercisable
Arthur J. Remillard, Jr.  210,605      $1,210,979          0
537,339        $   0         $6,094,764

Gerald Fels               104,063         598,362          0
268,670            0          3,047,387

Arthur J. Remillard, III   34,287         197,150          0
86,660            0            983,226

David H. Cochrane          32,932         189,359          0
84,156            0            953,767

Joyce B. Virostek          20,908         120,221          0
52,152            0            591,703


(1)	See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of tandem SAR and BVA grants under the Company's
Management Incentive Plan.

(2)	The SARs that were unexercisable at December 31, 1997 reflect three SAR grants awarded in 1995, 1996 and 1997, respectively.
Each SAR entitles the recipient to receive a cash payment by April
30 in the third year after the year in which the SAR is granted.
This cash payment is equal to the difference between (a) the average of the daily high and low market price per share of the Company's Common Stock for the three months ending March 31 in the year the SAR matures, plus all dividend distributions received by holders of the Common Stock for the three year period ending as of that March 31 (collectively, the "Redemption Price") and (b) the
Base Price (as defined below) of such SAR.  The Base Price of an
SAR is the average of the daily high and low market price per share of the Company's Common Stock for the three months ended as of March 31 in the year the grant increased at the rate of 9% (for those SARs granted in 1995) and 5% (for those SARs granted in 1996 and 1997) per annum compounded annually for the three years.

(3)	The average of the daily high and low market price per share of the Company's Common Stock for the three months ended March 31, 1995, 1996 and 1997 was $15.83, $19.53 and $25.04, respectively.
Therefore, the Base Prices of the SARs that become exercisable in 1998, 1999 and 2000 are $20.50, $22.61 and $28.99, respectively.

(4)	The estimated value of the unexercisable SARs, presented above, was calculated assuming the Redemption Price would be equal to the average daily high and low market price per share of the Company's Common Stock for the three months ended December 31, 1997 of
$32.32 as reported by the New York Stock Exchange plus dividend distributions received by holders of the Common Stock since the date of grant.  Dividends are currently payable at a rate of $1.04 per annum on a share of the Company's Common Stock.  Set forth in note 5 below is the actual value of the SARs granted in 1995, which matured on March 31, 1998 and are payable by April 30, 1998.
The ultimate value of the unexercisable SARs which mature on March
31, 1999 and 2000, respectively, will likely be different than the estimate presented above because the actual Redemption Price will likely be different than the average daily high and low market price per share of the Company's Common Stock for the three months ended December 31, 1997.
10

(5)	Based upon the actual Redemption Price of $36.51, the value (and number) of SARs that matured on March 31, 1998 and are payable by April 30, 1998 for the named executive officers will be as follows: Arthur J. Remillard, Jr. - $3,384,466, (211,397); Gerald
Fels - $1,692,241, (105,699); Arthur J. Remillard, III - $546,966,
(34,164); David H. Cochrane - $529,739, (33,088); and Joyce B.
Virostek - $329,150, (20,559).

	The following table contains information concerning certain long-term incentive awards granted in the form of book value awards ("BVAs") under the Management Incentive Plan to the Chief Executive Officer and the other named executive officers during fiscal 1997:

Long-Term Incentive Plan - Book Value Awards (1)


Estimated

future payouts

under non-stock
					Number of
	price-based plans
	Name				rights(2)		Maturity date
Target(3)
Arthur J. Remillard, Jr.	 67,528		April 30, 2000
$200,558

Gerald Fels				 35,361		April 30, 2000
105,022

Arthur J. Remillard, III	 20,464		April 30, 2000
60,778

David H. Cochrane			 16,880		April 30, 2000
50,134

Joyce B. Virostek			 15,921		April 30, 2000
47,285

(1)	See "Compensation Committee Report" for additional information regarding the Company's current incentive compensation program, consisting of tandem SAR and BVA grants under the Company's
Management Incentive Plan.

(2)	During 1997, the Company granted BVAs which entitle the recipient to receive by April 30, 2000, a cash payment for each BVA equal to the book value of a share of Common Stock of the Company on December 31, 1999, less the base price of such BVA. The base price for the 1997 BVAs ($21.08) is the book value of a share of Common Stock on December 31, 1996 ($16.28), increased at the rate of 9% per annum compounded annually through December 31, 1999.
The book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he or she owned shares of Common Stock equal to the number of BVAs held by him or her from the date of grant until the expiration date. It is a condition to the receipt of any payment that may be due under a BVA that the participant has been in the continuous employ of the Company through April 30, 2000, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company.

(3)	Future payouts, if any, under the BVAs are tied to increases in the book value of a share of Common Stock and other factors.
Therefore, it is not possible to determine the targeted future payouts.  The amounts set forth in this column are the amounts that would be paid if the book value of a share of the Common
Stock of the Company plus dividends increased by $2.45 in each of the years ended 1998 and 1999.  This amount represents an average of net earnings per weighted average common share for 1995, 1996 and 1997 exclusive of the after-tax impact of realized gains.  The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks. Although realized gains or losses are included in the calculation of book value, these items have been excluded due to the uncertainty of their re-occurrence and, therefore, the impact on the Company's future book value.  There can be no assurance that the Company's performance will continue with the same or similar trends.
11

COMPENSATION COMMITTEE REPORT

1997

	The Compensation Committee (the "Committee") is responsible for recommending to the Board of Directors the establishment of policies which govern both annual compensation and the incentive compensation plan for the chief executive officer and other officers of the Company.

	The Committee meets each year to review base compensation and incentive compensation plans and make appropriate recommendations to the Board of Directors for implementation.

	The Company's compensation program is designed to reward executives for strategic management and enhancement of stockholder value, and is highly leveraged on the basis of performance. In general, the same compensation policies are applied to the chief executive officer and to all of the other executive officers of the Company.

	Prior to the Management Incentive Plan adopted by the stockholders in 1994, incentive compensation was based on BVAs. The Company paid more incentive compensation with good performance, as measured by the growth in the book value of the Company and paid less incentive compensation, or no incentive compensation, if the Company's book value had not achieved targeted annual growth. As can be seen from the Summary Compensation Table, the Company has made significant incentive compensation payments because the Company's book value grew over the last several years. Approximately 69.5% of total compensation paid to the chief executive officer during 1997 was performance related. Approximately 61.6% of total executive compensation paid during 1997 to the other named executive officers, except for the chief executive officer, was performance related as further explained below. The timing of advance payments for BVAs paid in 1996 affected the comparison between 1995 and 1996 compensation.

	The potential for incentive compensation was provided during 1995, 1996 and 1997 through the use of a "Book Value Awards and Market Value Rights Program" (the "Program"). Since 1994, performance for purposes of the program has been measured by a combination of the increase in the market value of a share of the Company's stock through the use of SARs, and the increase in the book value of the Company's stock, through the use of BVAs. The BVAs and SARs granted for 1997 were determined by dividing the base compensation of each officer by the Company's book value of $16.28 at December 31, 1996. The number of BVAs was then weighted by a factor of two. The number of SARs was weighted by a factor ranging from one to five, based on the officer's relative level of responsibility and potential to affect the Company's overall performance under a formula determined by the Compensation Committee.
No advance payments have been made for the SARs or BVAs granted in 1995, 1996 or 1997.

	The Committee reviews and determines the targeted minimum increase in book value and market value for purposes of the Program. Awards made under the Program in 1997, under the book value part of the calculation, provide that no incentive compensation will be payable unless the book value of the Company's Common Stock at December 31, 1999, plus the value of dividends paid on the Common Stock between that date and December 31, 1996, exceeds $21.08, which represents an approximately 29.5% increase from the Company's book value per share of $16.28 at December 31, 1996. The minimum growth in the book value of the Common Stock required for the 1997 BVAs equates to a compounded annual rate of growth of 9.0% from $16.28. For the 1996 BVAs, the targeted compounded annual growth rate was also 9.0%, or 29.5% for the three-year period. For the 1995 BVA's, the targeted compounded annul growth rate was 11.0%, or 36.8% for the three year period. For the 1997 BVAs, the Committee continued to recommend the 9.0% growth rate to the Board as being more in line with Massachusetts insurance industry experience. Under the market value part of the calculation for the 1997 Program, incentive compensation will be payable if the average of the daily high and low market prices for the Common Stock for the three-month period ending March 31, 2000, plus dividends paid on the Common Stock between that date and March 31, 1997, exceeds $28.99. The $28.99 benchmark represents an approximately 15.8% increase from $25.04, the average of the daily high and low market prices for the Common Stock for the three-month period ended March 31, 1997.

	The minimum growth in the market value of Common Stock required for the 1997 SARs equates to a compounded annual rate of growth of 5.0% from $25.04. SARs granted in 1996 were also granted at a 5.0% compounded annual rate. SARs granted in 1995 were granted at 9.0% compounded annual rate. For the 1997 SARs, the Committee continued to recommend the 5.0% growth rate to the Board as being more in line with the Massachusetts insurance marketplace. No advance payments of incentive compensation are contemplated in the SAR or BVA portions of the Program.

	The Company historically has not paid bonuses or maintained a stock option plan. The Company does maintain, however, an Employee Stock Ownership Plan. See "Executive Compensation and Other
Transactions".

	Base salary for all officers other than the chief executive officer is recommended by the Company's management and reviewed and approved by the Committee. The 1997 base salaries for the Company's executive officers, other than the chief executive officer, increased on the average approximately 5.0% from 1996 base salaries. These increases were primarily intended to reflect increases in the cost of living and job performance during 1996. The Committee established the chief executive officer's base salary for 1997, an approximate 5.0% increase, after taking into account increases in the cost of living and the chief executive officer's job performance during 1996. Company management and the Committee review industry salary surveys when establishing base salaries for all officers.

	The Committee will continue during 1998 to carefully consider officer compensation in relation to the Company's performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.


								Respectively submitted,

								Joseph A. Borski, Jr.,
Chairman
								Normand R. Marois

COMMON STOCK PERFORMANCE

	The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the last five years with the cumulative total return of the New York Stock Exchange Index and a group of six peer property and casualty insurance companies. The peer group consists of Baldwin & Lyons, Inc., W.R. Berkley, Mercury General Corporation, Progressive Insurance Group, Selective Insurance Group, Inc. and Twentieth Century Industries.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE
COMMERCE
GROUP, INC., PROPERTY AND CASUALTY INSURANCE PEER GROUP AND
THE NEW YORK STOCK EXCHANGE INDEX.



	The line graph, appearing on Page 14, compares the yearly percentage change in the Company's cumulative total shareholder return on common stock with that of a group of six peer property and casualty insurance companies and with the broad equity market index where the Company's Common Stock is traded. The X-axis lists the "measurement period" of the last five fiscal years beginning with December 31, 1992 and ending with December 31, 1997. The Y-axis lists the dollar values starting with $0 and ending with $600 representing cumulative total return. The information in the subsequent paragraph is the data plotted within the graph.






























               		      12/31/92  12/31/93  12/31/94  12/31/95
12/31/96  12/31/97
The Commerce Group, Inc.	  $100      $326      $249      $311
$392      $516
Property and Casualty Peer
  Group                          100       115        91       139
162       283
New York Stock Exchange Index    100       114       111       144
174       229

	This line graph assumes an investment of $100 in the Company's Common Stock, the New York Stock Exchange Index and the group of six peer property and casualty insurance companies on December 31, 1992 and reinvestment of all dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	David R. Grenon, a director of the Company, is the former President and principal owner of The Protector Group Insurance Agency, Inc., ("Protector Group"), one of the Company's independent insurance agencies. Mr. Grenon sold his ownership interest in that agency in 1994, although he remains associated with it under an employment/consulting agreement and serves as Chairman Emeritus and Assistant Clerk. He also continues to receive payments under non-competition and loan agreements. Mr. Grenon receives no direct or indirect compensation based on the commissions paid to Protector Group by the Company. In 1997, Protector Group received from the Company commissions of $834,443, in the aggregate, for policies written. The Company also purchased certain insurance coverages through Protector Group and paid premiums for these policies of $367,210 in 1997.

	Mr. Remillard, Jr. spends considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provides office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. to be minimal.


INDEPENDENT AUDITORS

	On May 30, 1997, the Company's directors adopted the recommendation of the Company's Audit Committee and engaged Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 1997. The responsibilities of Coopers & Lybrand, L.L.P. were terminated effective June 11, 1997.

	During the two fiscal years ended December 31, 1996 and the interim period ended June 11, 1997, there were no disagreements with Coopers & Lybrand, L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

	The reports of Coopers & Lybrand, L.L.P. on the financial statements for the years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles.


OTHER BUSINESS

	The Proxy confers discretionary authority with respect to any other business which may come before the Annual Meeting. The Board knows of no other matters to be presented at the Annual Meeting. The persons named in the Proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Annual Meeting.


STOCKHOLDER PROPOSALS

	Any stockholder proposal intended to be presented at the 1999 Annual Meeting must be received at the Company's principal office by December 9, 1998 for inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

PROXY

THE COMMERCE GROUP, INC.
11 GORE ROAD (Route 16)
WEBSTER, MASSACHUSETTS 01570

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



	The undersigned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and John W. Spillane (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of the Common Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 15, 1998 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.


CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

DETACH HERE									   DETACH
HERE

	_	Please mark
		votes as in
		this example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

1.  Election of Directors

Nominees: Herman F. Becker, Joseph A. Borski, Jr., Eric G. Butler, Henry J. Camosse, Gerald Fels, David R. Grenon, Robert W. Harris, Robert
S. Howland, John J. Kunkel, Raymond J. Lauring, Roger E. Lavoie, Normand
R. Marois, Suryakant M. Patel, Arthur J. Remillard, Jr., Arthur J. Remillard, III, Regan P. Remillard, Antranig Sahagian, Gurbachan Singh and John W. Spillane.

	FOR				WITHHELD
	ALL		0		FROM ALL	0
    NOMINEES			NOMINEES


0
	For all nominees except as noted above

				MARK HERE IF YOU PLAN TO ATTEND THE MEETING
0

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
0


				Please sign exactly as your name appears on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.



Signature			  Date:	  Signature:
Date: